UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

LEGGETT & PLATT, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Leggett Road
Carthage, MO	64836
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.01 per share	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 26, 2026 (the “Closing Date”), Sparrow Unity Corporation, a Missouri corporation (“Merger Sub”) and wholly owned indirect subsidiary of Somnigroup International Inc., a Delaware corporation (“Parent”), merged with and into Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), with the Company continuing as the surviving corporation (the “Merger” and the time of consummation thereof, the “Effective Time”) pursuant to the previously announced Agreement and Plan of Merger, dated as of April 13, 2026 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, the Company became a wholly owned indirect subsidiary of the Parent (the “Surviving Corporation”). Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Merger Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Repayment and Termination of Credit Agreement

On August 26, 2026, in connection with the Merger, the Company terminated and repaid in full all outstanding obligations (approximately $277,000 in aggregate) due under that certain Fifth Amended and Restated Credit Agreement, dated July 24, 2025, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”).

Termination of Commercial Paper Agreement

On August 26, 2026, in connection with the Merger, the Company also terminated its commercial paper program, pursuant to the Commercial Paper Issuing and Paying Agent Agreement between U.S. Bank National Association and the Company, dated December 2, 2014. At the time the commercial paper program was terminated, the Company had no commercial paper outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, each share of Company common stock, par value $0.01 per share (“Company common stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Company common stock held, directly or indirectly, by the Company (as treasury shares or otherwise), any Company subsidiary, or Parent or any Parent subsidiary, in each case, immediately prior to the Effective Time, which were automatically cancelled, and other than dissenting shares) was automatically converted into the right to receive 0.1455 shares (the “Exchange Ratio”) of Parent’s common stock, par value $0.01 per share (“Parent common stock”), with cash paid in lieu of any fractional shares, if applicable (the “Merger Consideration”).

The Parent common stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Parent’s registration statement on Form S-4 (File No. 333-296998), declared effective by the Securities and Exchange Commission (the “SEC”) on July 9, 2026.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each outstanding restricted share of Company common stock fully vested and was converted into the right to receive the Merger Consideration, (ii) each outstanding option to acquire shares of Company common stock (a “Company Option”) was assumed by Parent and converted into an option to acquire shares of Parent common stock (a “Parent Option”), with the number of shares of Parent common stock and exercise price per share of Parent common stock adjusted based on the Exchange Ratio, (iii) each restricted stock unit award covering shares of Company common stock (a “Company RSU Award”), other than a Company RSU Award issued under the Company’s 2005 Executive Stock Unit Program (the “ESUP”) and the Company’s Deferred Compensation Program (the “Deferred Compensation Program” and, together with the ESUP, the “Deferred Compensation Plans”), was assumed by Parent and converted into a restricted stock unit award with respect to shares of Parent common stock (a “Parent RSU Award”), with the number of shares of Parent common stock adjusted based on the Exchange Ratio, (iv) each outstanding performance stock unit award covering shares of Company common stock (a “Company PSU Award”) for which the performance period had not yet ended was assumed by Parent and converted into a Parent RSU Award, with the number of shares of Parent common stock determined assuming that the applicable performance metrics were settled at the maximum level of performance and adjusted based on the Exchange Ratio, (v) each outstanding Company PSU Award for which the performance period had ended was converted to the right to receive the Merger Consideration with respect to the number of shares of Company common stock earned based on actual performance achieved during the performance period, and (vi) each outstanding Company stock unit that tracked Company common stock held in participant accounts under the Deferred Compensation Plans was converted into notional cash investments based on the average closing price of Company common stock for the five trading days immediately prior to the closing date of the Merger. Any converted Parent Option or Parent RSU Award held by an individual who was not employed by or in service with the Company or its subsidiaries at the Effective Time will be settled solely in cash based on the closing price of Parent common stock on the applicable exercise or settlement date.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2026 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the trading of Company common stock on NYSE be suspended and that the listing of Company common stock on NYSE be withdrawn. In addition, the Company requested that NYSE file with the SEC a notification on Form 25 to report the delisting of Company common stock from NYSE and to deregister Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of Company common stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the closing of the Merger, Karl G. Glassman, Angela Barbee, Robert E. Brunner, Mary Campbell, Joseph W. McClanathan, Srikanth Padmanabhan, Jai Shah and Phoebe A. Wood, members of the board of directors of the Company, ceased to be directors of the Company, as the surviving entity of the Merger, pursuant to the terms of the Merger Agreement.

Additionally, at the closing of the Merger, the Deferred Compensation Plans were amended to convert Company stock units held in participant accounts thereunder into notional cash investments based on the average closing price of Company common stock for the five trading days immediately prior to the Closing Date. Such notional cash will be reinvested in one or more diversified investment options as determined by the board of directors of Parent, in accordance with the directions of affected participants in the Deferred Compensation Plans.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger, on the Closing Date, the Company filed with the Secretary of State of the State of Missouri the summary articles of merger contemplating the Merger. At the Effective Time, the Company’s Restated Articles of Incorporation were amended and restated in their entirety. In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the Company, as the surviving entity, adopted the Amended and Restated Bylaws of the Company. Copies of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Merger Agreement, dated as of April 13, 2026, by and among Somnigroup International Inc., Sparrow Unity Corporation and Leggett & Platt, Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed April 13, 2026)

3.1	Amended and Restated Articles of Incorporation of Leggett & Platt, Incorporated

3.2	Amended and Restated Bylaws of Leggett & Platt, Incorporated

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 26, 2026	By:	/s/ Jennifer J. Davis
Jennifer J. Davis
Executive Vice President – General Counsel